SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

WisdomTree Trust

(Exact name of the fund as specified in its Trust Instrument)

Delaware	84-2170565
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

245 Park Avenue, 35th Floor New York, NY 10167

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
WisdomTree Cloud Computing Fund	Nasdaq

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-132380

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.001 par value, of the series of WisdomTree Trust (the “Trust”) to be registered hereunder is set forth in the Post-Effective Amendment No. 716 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-132380; 811-21864) with respect to the series as filed with the Securities and Exchange Commission on August 29th, 2019.

The series of the Trust that is registering securities, and its I.R.S. Employer Identification Number, is as follows:

WisdomTree Cloud Computing Fund	84-2170565

Item 2:	Exhibits.

1. The Trust’s Trust Instrument dated December 15, 2005 (“Trust Instrument”) is incorporated herein by reference to Exhibit (a)(1) to Post-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-132380; 811-21864), as filed with the Securities and Exchange Commission on March 13, 2006.

2. The Trust’s By-Laws are incorporated herein by reference to Exhibit (b) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-132380; 811-21864), as filed with the Securities and Exchange Commission on July 28, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 3rd day of September, 2019.

WisdomTree Trust

By:	/s/ Ryan Louvar
Name:	Ryan Louvar
Title:	Secretary